As filed with the Securities and Exchange Commission on December 30, 2004
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WMS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2814522 (I.R.S. Employer Identification No.)

800 South Northpoint Boulevard, Waukegan, IL 60085
(Address, including zip code, of Registrant’s principal executive offices)

__________________________

WMS INDUSTRIES INC. 2005 INCENTIVE PLAN
(Full title of the Plan)
__________________________

Kathleen J. McJohn, Esq.
Vice President, General Counsel,
and Secretary
WMS Industries Inc.
800 South Northpoint Boulevard
Waukegan, Illinois 60085
(847) 785-3000
(Name and address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Siegel, Esq.
Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee (3)
Common Stock, par value $.50	2,351,018 shares	$33.40	$78,524,001	$9,243(4)

(1)	In accordance with a Rights Agreement entered into between the registrant and The Bank of New York, dated as of March 5, 1998, each share of common stock is accompanied by stock purchase rights. The value attributable to these rights, if any, is reflected in the value of the common stock and, accordingly, no separate fee is paid.

(2)	Represents 2,313,706 shares of common stock under the WMS Industries Inc. 2005 Incentive Plan (the “2005 Plan”) and 37,312 shares of restricted common stock, being registered for resale, issued under the registrant’s Treasury Share Bonus Plan. The 2005 Plan also covers up to 4,023,602 shares of common stock that were previously registered under the Form S-8 registration statements listed in note (4) below, relating to pre-existing stock option plans. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2005 Plan.

(3)	The fee is computed, in accordance Rule 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on December 29, 2004.

(4)	$2,231.46 was offset from fees due for registration statement no. 333-101538, relating to 1,500,000 shares of common stock; $8,995.07 was paid with registration statement no. 33-48363, relating to 1,701,845 shares of common stock; $12,584.47 was paid with registration statement no. 333-06021, relating to 1,644,455 shares of common stock; $4,608.45 was paid with registration statement no. 333-48697, relating to 515,360 shares of common stock; $905.65 was paid with registration statement no. 333-57585, relating to 1,000,000 shares of common stock; $7,543.00 was paid with registration statement no. 333-46726, relating to 1,750,000 shares of common stock; and $4,930.00 was paid with registration statement no. 333-55574, relating to 1,000,000 shares of common stock. These shares are being carried forward in the combined reoffer prospectus being filed herewith (to the extent that they are or may be control or restricted securities). See the Rule 429 paragraph immediately below.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant’s registration statements numbered 333-101538, 33-48363, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574, each on Form S-8.

EXPLANATORY NOTE

Registration statements numbered 333-101538, 33-48363, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574 were filed previously with the SEC by the registrant to register shares of its common stock, par value $.50 per share, to be offered: (a) under its 1991 Stock Option Plan, as amended, its 1994 Stock Option Plan, as amended, its 1998 Non-Qualified Stock Option Plan, its 2000 Non-Qualified Stock Option Plan, its 2000 Stock Option Plan and its 2002 Stock Option Plan, and (b) to option holders in connection with the spinoff of one of the registrant’s subsidiaries in accordance with the antidilution provisions of the applicable stock option plans (all of the foregoing are referred to collectively as the “WMS Plans”). This registration statement is being filed to: register the shares of common stock to be offered under the WMS Industries Inc. 2005 Incentive Plan (the “2005 Plan”) and file a prospectus, as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act, to be used for reoffers and resales by directors and executive officers of WMS of shares acquired under any of the WMS Plans, the 2005 Plan or the registrant’s Treasury Share Bonus Plan.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004; Definitive Proxy Statement for its 2004 annual meeting of stockholders, Quarterly report on Form 10-Q for the quarter ended September 30, 2004, current reports on Form 8-K filed on August 13, 2004, September 15, 2004, October 29, 2004, November 17, 2004, November 23, 2004 and December 15, 2004; and the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (File No. 1-8300) filed on January 21, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of this offering of common stock shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered hereby will be passed upon for the registrant by Shack Siegel Katz & Flaherty P.C., 530 Fifth Avenue, New York, New York 10036. As of December 30, 2004, shareholders of Shack Siegel Katz & Flaherty P.C. held, in the aggregate, options to purchase 10,000 shares of common stock.

Item 6. Indemnification of Directors and Officers.

The registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the registrant, as amended (the “Bylaws”), by the Restated Certificate of Incorporation, as amended, of the registrant (the “Certificate of Incorporation”) and by indemnity agreements entered into with officers and directors (the “Indemnity Agreements”).

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Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the registrant.

The Certificate of Incorporation and Bylaws of the registrant provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation of the registrant provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

Each Indemnity Agreement provides for the registrant to indemnify the applicable officer or director, to the fullest extent permitted by the laws of the State of Delaware, and obligates the registrant to provide the maximum protection allowed under Delaware law.

The registrant has purchased directors, officers and corporate liability insurance policies. The policies cover up to an annual aggregate amount of $40 million for losses of directors and officers of the registrant arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. Of this $40 million, $20 million is available only for claims for which indemnity is not available as described in this Item 6. The remaining $20 million under the policies also covers losses of the registrant for class action securities claims made against the registrant and for the amount of any indemnification paid to directors and officers, in each case up to the aggregate limit of $20 million. The policy covers securities derivative claims and claims without indemnification for up to $40 million.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the shares of restricted stock being registered for resale in this registration statement was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof, since the issuances were made to a small number officers of the registrant as incentive compensation and were not public offerings.

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Item 8. Exhibits.

Exhibit No.	Description

4.1
Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1994.

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

4.3
Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on March 25, 1998.

4.4	By-Laws of the Registrant, as amended and restated March 10, 2004, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for the Registrant.
23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the Opinion filed as Exhibit 5 hereto).
23.2	Consent of Ernst & Young LLP.
24	Power of Attorney (contained on the signature page hereof).
Item 9. Undertakings.

a.  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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h.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RESALE PROSPECTUS

WMS INDUSTRIES INC.

Up to 1,908,149 Shares

Common Stock, Par Value $.50

We design, manufacture and market gaming machines and video lottery terminals. Our principal executive office is located at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, telephone no. (847) 785-3000.

Our common stock is listed on the New York Stock Exchange under the symbol “WMS”.

Our officers and directors who are listed on page 3 below as “selling stockholders” may sell up to the number of shares of our common stock listed in the “Shares Available to be Sold” column opposite their names. The selling stockholders acquired or may acquire the shares available to be sold under our employee benefit plans. The selling stockholders are not required to sell any shares. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of shares.

______________________

Please see “Risk Factors” on page 2 below.

______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

______________________

The date of this prospectus is December 30, 2004

ABOUT THIS PROSPECTUS

This prospectus relates to 1,908,149 shares (the “Shares”) of our common stock. The selling stockholders described in this prospectus may sell the Shares until we terminate this offering. As used in this prospectus, the terms “we,” “us,” “our” and “WMS” mean WMS Industries Inc., a Delaware corporation, and its subsidiaries, unless the context indicates a different meaning.

We have agreed to pay the expenses incurred in registering the Shares, including legal and accounting fees.

Most of the information about us that you need to know before you invest in the Shares is not included, but rather is incorporated by reference, in this prospectus. You should obtain and read the information described below under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” in order to get all the important information about WMS.

RISK FACTORS

The information included and incorporated by reference in this prospectus contains “forward-looking statements,” within the meaning of the federal securities laws. These statements describe our plans and beliefs concerning future business conditions and the outlook for WMS based on currently available information. Our actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in “Item 1. Business- Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended June 30, 2004 and in our more recent filings with the SEC which are incorporated by reference in this registration statement. See “Documents Incorporated by Reference” below.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

SELLING STOCKHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire Shares under our employee benefit plans (including adjustment shares). The selling stockholders may resell any or all of the Shares, when issued, subject to vesting conditions in some cases, while this prospectus is effective.

Executive officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of Shares available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement, subject to the aggregate number of shares included within this Prospectus. Non-affiliates who acquired restricted securities, as these terms are defined in Rule 144(a) under the Securities Act of 1933, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The information in the table below sets forth, for each selling stockholder, based upon information available to us as of December 29, 2004, the number of shares of our common stock beneficially owned before and after the sale of the Shares (assuming the sales of all Shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the Shares.

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The table below also sets forth “Shares Available to be Sold”, which represents the maximum number of Shares that could be sold under this prospectus by the holder assuming the vesting of all awards, achievement of all performance criteria and exercise of all options. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each Selling Stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.

Name and Position	Amount and Nature of Beneficial Ownership (1)	Shares Available to be Sold	Shares Beneficially Owned After Offering	Percent of Class After Offering (1)
Harold H. Bach, Jr. Director	50,000 (2)	50,000	0	*
William C. Bartholomay Director	79,531 (3)	60,731	18,800	*
Orrin J. Edidin Executive Vice President and Chief Operating Officer	188,489 (4)	230,533	0	*
Brian R. Gamache President and Chief Executive Officer and Director	514,769 (5)	775,637	5,000	*
Seamus McGill Executive Vice President and Managing Director, International Operations of WMS Gaming Inc.	131,250 (6)	135,250	0	*
Kathleen J. McJohn Vice President, General Counsel and Secretary	15,000 (7)	42,500	0	*
Norman J. Menell Vice Chairman of the Board of Directors	57,947 (8)	55,731	2,216	*
Louis J. Nicastro Chairman of the Board of Directors	139,545 (9)	134,913	4,632	*
Neil D. Nicastro Director	8,550,514 (10)	60,000	8,490,514	27.2%
Harvey Reich Director	28,421 (11)	28,421	0	*
Robert R. Rogowski Vice President of Finance and Controller	39,900 (12)	56,400	0	*
Scott D. Schweinfurth Executive Vice President, Chief Financial Officer and Treasurer	161,989 (13)	203,033	1,000	*
Ira S. Sheinfeld Director	68,202 (14)	50,000	18,202	*
William J. Vareschi, Jr. Director	25,000 (15)	25,000	0	*
_______________________
* Less than 1%

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(1)	Based on 31,116,043 shares outstanding as of December 29, 2004 including 256,660 shares of restricted stock. Shares issuable upon the exercise of options exercisable by a person within 60 days are deemed to be outstanding with respect to the calculation of that person’s percent of class.

(2)	Consists of 50,000 shares underlying stock options.

(3)	Includes 50,000 shares underlying stock options and 10,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(4)	Consists of 150,000 shares underlying stock options and 38,489 shares of restricted stock.

(5)	Includes 430,000 shares underlying stock options and 79,769 shares of restricted stock.

(6)	Consists of 118,750 shares underlying stock options and 12,500 shares of restricted stock.

(7)	Consists of 12,500 shares underlying stock options and 2,500 shares of restricted stock.

(8)	Includes 50,000 shares underlying stock options and 5,731 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(9)	Includes 50,000 shares underlying stock options and 84,913 shares of restricted stock.

(10)	Includes 7,483,900 shares owned by Sumner M. Redstone and National Amusements, Inc. and 1,006,600 owned by Phyllis G. Redstone for which the reporting person has shared voting power but no dispositive power. Also includes 60,000 shares underlying stock options. Neil D. Nicastro is the son of Louis J. Nicastro.

(11)	Consists of 25,000 shares underlying options and 3,421 shares acquired pursuant to the anti-dilution provisions of our stock option plans.

(12)	Consists of 37,400 shares underlying stock options and 2,500 shares of restricted stock.

(13)	Includes 125,000 shares underlying stock options and 35,989 shares of restricted stock.

(14)	Includes 50,000 shares underlying stock options.

(15)	Consists of 25,000 shares underlying stock options.

PLAN OF DISTRIBUTION

The selling stockholders may sell the common stock only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, their donees or other transferees and successors in interest permitted to use Form S-8, under General Instruction A of Form S-8, may sell or transfer Shares for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to those market prices or at prices otherwise negotiated.

The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

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Each Share is sold together with stock purchase rights. These rights are described in a registration statement on Form 8-A (File No. 1-8300) which we filed with the SEC on March 5, 1998. See “Documents Incorporated by Reference.”

We do not know whether any of the selling stockholders will sell any or all of their Shares under this prospectus. We may terminate this offering without notice at any time.

LEGAL MATTERS

The validity of the Shares has been passed upon by our counsel, Shack Siegel Katz & Flaherty P.C., New York, New York. As of December 30, 2004, shareholders of Shack Siegel Katz & Flaherty P.C. hold options to purchase 10,000 shares of our common stock.

EXPERTS

Our consolidated financial statements and schedule appearing in our Annual Report (Form 10-K) for the year eneded June 30, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about WMS Industries Inc. and our common stock, please read the documents incorporated by reference below.

We incorporate by reference the documents listed below and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

●	our annual report on Form 10-K for the fiscal year ended June 30, 2004 and definitive proxy statement for our 2004 annual meeting of stockholders;

●	our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004;

●	our current reports on Form 8-K filed on August 13, 2004, September 15, 2004, October 29, 2004, November 17, 2004, November 23, 2004 and December 15, 2004; and

●	the description of our common stock contained in our registration statement on Form S-3 (File No. 333-107321) filed on July 25, 2003.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 800 South Northpoint Boulevard, Waukegan, Illinois 60085 (847) 785-3000, Attention: General Counsel.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of each of eight registration statements, and amendments to them, that we have filed on Form S-8 with the SEC concerning the Shares: File Nos. 333- _________ (filed on December 30, 2004), 333-101538, 33-48363, 333-06021, 333-48697, 333-57585, 333-46726 and 333-55574. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC’s web site is located at: http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois on this 30th day of December, 2004.

WMS INDUSTRIES INC.

By:	/s/ Brian R. Gamache
Brian R. Gamache, President
and Chief Executive Officer

Power of Attorney

Each person whose signature to this Registration Statement appears below hereby appoints Brian R. Gamache and Kathleen J. McJohn, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Brian R. Gamache	December 30, 2004	President and Chief Executive Officer (Principal
Brian R. Gamache		Executive Officer) and Director

/s/ Scott D. Schweinfurth	December 30, 2004	Executive Vice President, Chief Financial Officer
Scott D. Schweinfurth		and Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Louis J. Nicastro	December 30, 2004	Chairman of the Board of Directors
Louis J. Nicastro

/s/ Norman J. Menell	December 30, 2004	Vice Chairman of the Board of Directors
Norman J. Menell

/s/ Harold H. Bach, Jr.	December 30, 2004	Director
Harold H. Bach, Jr.

/s/ William C. Bartholomay	December 30, 2004	Director
William C. Bartholomay

/s/ Neil D. Nicatro	December 30, 2004	Director
Neil D. Nicastro

/s/ Harvey Reich	December 30, 2004	Director
Harvey Reich

/s/ Ira Sheinfeld	December 30, 2004	Director
Ira Sheinfeld

./s/ William J. Vareschi, Jr.	December 30, 2004	Director
William J. Vareschi, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Restated Certificate of Incorporation of the Registrant dated February 17, 1987; Certificate of Amendment dated January 28, 1993; and Certificate of Correction dated May 4, 1994, all incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 1994.

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

4.3
Rights Agreement, dated March 5, 1998 between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on March 25, 1998.

4.4	By-Laws of the Registrant, as amended and restated March 10, 2004, incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for Registrant.
23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the Opinion filed as Exhibit 5 hereto).
23.2	Consent of Ernst & Young LLP.
24	Power of Attorney (contained on the signature page hereof).